Exhibit 23


                              ACCOUNTANT'S CONSENT



         We have issued our report dated November 5, 2002, accompanying the consolidated financial statements of Winton Financial Corporation which are incorporated within the Annual Report on Form 10-K for the year ended September 30, 2002. We hereby consent to the incorporation by reference of said report in Winton's Form S-8 (333-34177) regarding the 1998 Stock Option Plan and Winton's Form S-8 (333-42251) regarding Winton's 401(k) Plan.


/s/GRANT THORNTON LLP


Cincinnati, Ohio
December 26, 2002